UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Banco Santander, S.A. (Exact name of registrant as specified in its charter)

Kingdom of Spain (State of incorporation or organization)	None (I.R.S. Employer Identification No.)

Ciudad Grupo Santander 28660 Boadilla del Monte (Madrid) Spain (Address of principal executive offices)	28660 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series SP-229 Senior Preferred Callable Floating Rate Notes due 2028	New York Stock Exchange
Series SP-230 5.365% Senior Preferred Callable Fixed-to-Fixed Rate Notes due 2028	New York Stock Exchange
Series SP-232 5.439% Senior Preferred Fixed Rate Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-271955

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The Registrant has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, a prospectus supplement dated July 8, 2024 relating to the Registrant's Senior Preferred Callable Floating Rate Notes due 2028, 5.365% Senior Preferred Callable Fixed-to-Fixed Rate Notes due 2028 and 5.439% Senior Preferred Fixed Rate Notes due 2031 (the “Prospectus Supplement”), to a base prospectus dated May 16, 2023 (the “Prospectus”) contained in the registration statement of the Registrant on Form F-3ASR (File No. 333-271955) filed with the Commission on May 16, 2023, relating to the securities to be registered hereunder. The Registrant incorporates by reference the Prospectus Supplement and the Prospectus to the extent set forth below.

Item 1.  Description of Registrant’s Securities to be Registered

The information required by this item is incorporated herein by reference to the information contained in the sections captioned “Description of Debt Securities,” “Description of Certain Provisions Relating to Debt Securities and Contingent Convertible Capital Securities” and “Taxation” of the Prospectus, and “Description of the Notes” and “Taxation” of the Prospectus Supplement.

Item 2.  Exhibits

4.1	Senior Preferred Debt Securities Indenture, dated as of August 8, 2023, among Banco Santander, S.A., as Issuer, and The Bank of New York Mellon, London Branch, as Trustee (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on August 8, 2023).
4.2	Third Supplemental Indenture, dated as of July 15, 2024, to the Senior Preferred Debt Securities Indenture, dated as of August 8, 2023, among Banco Santander, S.A., as Issuer, The Bank of New York Mellon, London Branch, as Trustee, Calculation Agent and Principal Paying Agent, and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar (incorporated herein by reference from Exhibit 4.1 to the Form 6-K filed with the Commission on July 15, 2024).
4.3	Form of Global Note for the Senior Preferred Callable Floating Rate Notes due 2028 (incorporated herein by reference from Exhibit 4.2 to the Form 6-K filed with the Commission on July 15, 2024).
4.4	Form of Global Note for the 5.365% Senior Preferred Callable Fixed-to-Fixed Rate Notes due 2028 (incorporated herein by reference from Exhibit 4.3 to the Form 6-K filed with the Commission on July 15, 2024).
4.5	Form of Global Note for the 5.439% Senior Preferred Fixed Rate Notes due 2031 (incorporated herein by reference from Exhibit 4.4 to the Form 6-K filed with the Commission on July 15, 2024).
99.1	The Prospectus and the Prospectus Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filing under Rule 424(b) dated July 8, 2024).

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Banco Santander, S.A.

Issuer

By:	/s/ José Antonio Soler
	Name: Title:	José Antonio Soler Authorized Representative

July 19, 2024